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                                                                       EXHIBIT 2
                                VOTING AGREEMENT

     This Voting Agreement (the "AGREEMENT") is made and entered into as of January 29, 2002, between Beazer Homes USA, Inc., a Delaware corporation ("PARENT") and the undersigned stockholder ("HOLDER") of Crossmann Communities, Inc., an Indiana corporation (the "COMPANY"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in that certain Agreement and Plan of Merger dated as of even date herewith by and among Parent, Beazer Homes Investment Corp., a Delaware corporation ("MERGER SUB"), and the Company (the "MERGER AGREEMENT").

                                   WITNESSETH

     WHEREAS, on the date hereof, Holder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT," such ownership referred to herein as "BENEFICIAL")) of such number of shares of the outstanding common stock, no par value per share, of the Company (the "COMMON STOCK") as is indicated on the final page of this Agreement (the "SHARES");

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and Merger Sub are executing the Merger Agreement which provides for, among other things, the merger of the Company with and into Merger Sub to form the Surviving Corporation;

     WHEREAS, Parent and Merger Sub are executing the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder; and

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that Holder agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, Holder has agreed, to vote the shares as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

     1.  VOTING OF SHARES / ELECTION

         (a) At any time prior to the Expiration Date (as defined below), at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Holder shall, notwithstanding the recommendation of the Board of Directors of the Company, vote the Shares and any New Shares, as defined below,
(i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to

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facilitate the Merger, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between the Company and any person or entity other than Parent, including but not limited to a Superior Proposal, and (iii) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled. This Agreement is intended to bind Holder as a stockholder of the Company only with respect to the specific matters set forth herein. Nothing herein shall prevent Holder from taking any action, or omitting to take any action, as a member of the Board of Directors of the Company required so as to comply with Holder's fiduciary duties as a director of the Company, as determined by Holder in good faith after consultation with and advice from outside counsel to the Company.

         (b) Upon receipt of the Form of Election as provided in the Merger Agreement, Holder agrees to make a Base Election with respect to the Shares and any New Shares (as defined in Section 2(b)) pursuant to the terms of the Merger Agreement and the Form of Election.

     2.  AGREEMENT TO RETAIN SHARES.

         (a) TRANSFER AND ENCUMBRANCE. Holder agrees not to transfer (except as may be specifically required by court order or permitted pursuant to the terms of paragraph 2 hereunder), sell, exchange, pledge (except in connection with a bona fide loan transaction, provided that any pledgee agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined in Section 2(b)) prior to the Expiration Date and also agrees to be subject to the Proxy (as defined in Section 3)) or otherwise dispose of or encumber the Shares or any New Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. Notwithstanding the foregoing, Holder may transfer the Shares or any New Shares to a member of Holder's immediate family or to a trust or other entity created by Holder for tax or estate planning purposes, provided that any such transferee agrees to assume the obligations of Holder hereunder with respect to any Shares or New Shares so transferred. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) the Effective Time, and (ii) the date of termination of the Merger Agreement in accordance with its terms.

         (b) NEW SHARES. Holder agrees that any shares of capital stock of the Company that Holder purchases or to which Holder otherwise acquires Beneficial ownership after the date of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     3. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement and expressly coupled with the other rights of Parent set forth herein, Holder agrees to deliver to Parent a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which

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shall be deemed coupled with an interest and irrevocable to the extent provided in the Indiana Business Corporation Law, covering the total number of Shares and New Shares Beneficially Owned or as to which Beneficial ownership is acquired by Holder set forth therein. The parties hereto acknowledge and agree that the Proxy shall be automatically revoked on the Expiration Date without further action on the part of any of the parties.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF HOLDER. Holder hereby represents, warrants and covenants to Parent that Holder: (i) is the Beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any Liens, claims, options (or any other commitments obligating Holder to sell or otherwise dispose of the Shares), charges or other encumbrances, including any restrictions on Holder's right to vote the Shares, (ii) does not Beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Holder currently disclaims Beneficial ownership in accordance with applicable law); and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     5. ADDITIONAL DOCUMENTS. Holder hereby covenants and agrees to execute and deliver any additional documents necessary, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

     6. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     7.  MISCELLANEOUS.

         (a) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective permitted successors and assigns. Any amendment or waiver effected in accordance with this
Section 7(a) shall be binding upon the parties and their respective successors and assigns. Except as set forth in Section 2(a), neither party may assign this Agreement without the prior written consent of the other party.

         (b) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

         (c) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         (d) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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         (e)  NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

         (f) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable or invalid under applicable law (i) such provision shall be excluded from this Agreement, but only to the extent of such unenforceability or invalidity, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

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     The parties have caused this Agreement to be duly executed on the date first above written.

                                           PARENT

                                           BEAZER HOMES USA, INC.

                                           By:   /s/ IAN J. MCCARTHY
                                                 ---------------------------
                                           Name: IAN J. MCCARTHY
                                                 ---------------------------
                                                           (print)

                                           Title: PRESIDENT & CEO
                                                  -------------------------

                                           Address:  5775 Peachtree Dunwoody Rd.
                                                     Atlanta, GA 30342

                                           HOLDER

                                           RICHARD H. CROSSER

                                           /s/ RICHARD H. CROSSER
                                           -------------------------------

                                           Holder's Address for Notice

                                           -------------------------------

                                           -------------------------------

                                           Shares Beneficially Owned:

                                           CLASS OF SHARES            NUMBER

                                           COMMON STOCK               1,228,500

                       SIGNATURE PAGE TO VOTING AGREEMENT

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                                    EXHIBIT A

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                           CROSSMANN COMMUNITIES, INC.

     The undersigned stockholder of Crossmann Communities, Inc., an Indiana corporation ("THE COMPANY"), hereby irrevocably (to the full extent permitted by Section 23-1-30-3 of the Indiana Business Corporation Law) appoints Ian J. McCarthy and David S. Weiss, executive officers and members of the Board of Directors of Beazer Homes USA, Inc., a Delaware corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned (pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES"), in accordance with the terms of this Proxy. The Shares beneficially owned (pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the extent permitted by Section 23-1-30-3 of the Indiana Business Corporation Law) until the Expiration Date (as defined below) and is granted pursuant to that certain Voting Agreement of even date herewith, by and among Parent and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger, of even date herewith, by and among the Company, Parent and Beazer Homes Investment Corp., a Delaware corporation ("MERGER SUB") and wholly owned subsidiary of Parent (the "MERGER AGREEMENT"). The Merger Agreement provides for the merger of the Company with and into Merger Sub (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) the date of termination of the Merger Agreement in accordance with its terms.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the

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undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents, and the right to exercise any applicable dissenter's rights), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting (i) in favor of approval of the Merger and the Merger Agreement and in favor of any matter that could reasonably be expected to facilitate the Merger, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between the Company and any person or entity other than Parent and (iii) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     In discharging its powers under this Proxy, the attorneys and proxies named herein may rely upon advice of counsel to Parent, and any vote made or action taken by the Proxy in reliance upon such advice of counsel shall be deemed to have been made in good faith by the Proxy.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the extent provided in Section 23-1-30-3 of the Indiana Business Corporation Law) until the Expiration Date, and coupled with an interest as set forth in the Voting Agreement.

     Dated: January 29, 2002

                                                      (SIGNATURE OF HOLDER)

                                                   ----------------------------

                                                      (PRINT NAME OF HOLDER)

                                        Shares beneficially owned:

                                        CLASS OF SHARES         NUMBER

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